Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Moriah Shilton	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol, Inc. Increases Focus on High-Quality Alcohol Production;
Expects Positive EBITDA for Second Quarter and Full Year 2020; and
Announces Leadership Succession Plan

Sacramento, CA, May 29, 2020 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, announced its increased focus on high-quality alcohol production and its leadership succession plan.

-	The Board of Directors has appointed current COO, Mike Kandris, as Co-President and Co-CEO.

-	Neil Koehler will retire as CEO and President on September 30, 2020 and will be working closely with Mr. Kandris during the transition period. Both gentlemen will remain on the Board of Directors.

-	Management expects to report positive EBITDA for the second quarter and full year of 2020.

-	The Company is current with its lenders and has paid $16.0 million in principal on term debt year to date.

Pacific Ethanol Co-founder and Chairman of the Board Bill Jones said, “Demand for high-quality alcohol, the primary ingredient for hand sanitizers and disinfectants, has grown siginificantly since the onset of the COVID-19 pandemic. As COO, Mike has been a dynamic leader and was pivotal in implementing operational efficiencies and logistical modifications that increased the volume of high-quality alcohol at our Pekin, Illinois campus. These facilities have been part of our diversification strategy into high-quality alcohol, yeast, and additional high protein products and are performing well. We are confident Mike will advance additional initiatives and drive the next phase of our diversified strategy.”

Kandris said, “Our talented and committed team acted quickly to augment the high-quality production capacity in Pekin. A combination of factors, including lender support and PPP funding, provided us the financial means and time necessary to increase sales and negotiate forward contracts of high-quality alcohol with high contribution margins. As a result, we are forecasting strong financial performance at Pekin, which we expect to translate into positive EBITDA for the Company for the second quarter and full year of 2020. We plan to utilize this growing revenue stream and related profitability to resolve our lender issues, reduce Company debt, and strengthen our balance sheet. I appreciate Neil’s guidance during our transition, and I am excited about our future.”

Koehler added, “As we shift our emphasis to high quality alcohol production, this is an appropriate time for a transition. I am excited to work with Mike and the entire Pacific Ethanol team in supporting this new trajectory. I will also continue to advocate for the economic, carbon, octane, and health benefits of ethanol in my role as chairman of the Renewable Fuels Association.”

Jones concluded, “During his 17 years since co-founding Pacific Ethanol, Neil has provided great leadership, energy, and vision, including fostering our diversification strategy in high value products, geography, technology, and logistics. We are confident Neil will help facilitate a smooth transition. We are very optimistic about Pacific Ethanol’s ability to drive long-term shareholder value.”

Debt Repayment

The Company is current with its lenders and has paid $16.0 million in principal on term debt year to date.

On May 26, 2020, the Company entered into a Note Amendment Agreement with the holders of its Senior Secured Notes, details of which can be found in a Form 8-K filed with the Securities and Exchange Commission today. The Company has also agreed to provide its lenders with a restructuring plan no later than June 12, 2020.

Mike Kandris, Co-President, Co-CEO and Director

Serving as a director since 2008, Mr. Kandris was named COO in 2013. Previously, for one year, he served as an independent contractor to the company with a primary focus on plant operations. Mr. Kandris has over 30 years of general management experience in the transportation and logistics industry. He was formerly President and Chief Operating Officer of Ruan Transportation Management Systems (RTMS) where he had responsibility for all operations, sales, finance, and administrative functions. He also served as President of the Western Division of RTMS, which was heavily involved in the dairy industry.

Mr. Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization. Mr. Kandris has a BS degree in Business from California State University, Hayward.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates seven production facilities in California, Idaho, Illinois and Oregon. The plants have a combined production capacity of 450 million gallons per year, and produce over two million tons per year of co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2, based on historical volumes. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and high-quality alcohol products for Pacific Ethanol’s plants as well as for third parties. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about Pacific Ethanol’s expectation that it will report positive EBITDA for the second quarter and full year of 2020 ; the anticipated outcome of Pacific Ethanol’s strategic initiatives, including its diversification strategy into high-quality alcohol, yeast and additional high protein products; Pacific Ethanol’s expectations it will execute additional initiatives and drive the next phase of its strategy; Pacific Ethanol’s plans to utilize its growing revenue stream and related profitability to resolve its lender issues, reduce its debt, and strengthen its balance sheet; Pacific Ethanol’s optimism surrounding its ability to drive long-term shareholder value; and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products and high-quality alcohols; export conditions and international demand for ethanol and co-products, including the failure of a resolution of United States trade disputes with China; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs, such as corn and natural gas; and the ability of Pacific Ethanol to timely and successfully advance on its strategic initiatives, including its ability to successfully negotiate a restructuring plan with its lenders. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on May 14, 2020.

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